UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2013

REX AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-09097	31-1095548
(State or other jurisdiction	(Commission File No.)	(IRS Employer Identification No.)
of incorporation)

2875 Needmore Road, Dayton, Ohio	45414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 276-3931

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

          On January 31, 2013, the Board of Directors of REX American Resources Corporation (the “Company”) approved and adopted amendments to Article II, Section 2 of the Company’s By-Laws, effective immediately, changing the voting standard for the election of directors from a plurality to a majority voting standard in uncontested elections. Under the new majority voting standard, a nominee will be elected if the number of votes cast for the nominee exceeds the number of votes cast against that nominee. Directors will continue to be elected by a plurality vote if the number of nominees exceeds the number of directors to be elected (a contested election).

Item 8.01   Other Events

          In connection with the By-Law amendments referred to in Item 5.03 above, the Board of Directors approved and adopted an amendment to the Company’s Corporate Governance Guidelines providing that, in any non-contested election of directors, any incumbent director who receives a greater number of votes cast against the nominee’s election than for election shall tender his or her resignation as a director. Within 90 days following certification of the election results, the Board of Directors will decide, after taking into account the recommendation of the Nominating/Corporate Governance Committee and excluding the nominee in question, whether to accept the resignation. The Board will promptly disclose its decision on a Form 8-K filed with the Securities and Exchange Commission.

Item 9.01   Financial Statements and Exhibits

          (d) Exhibits

               3(a)     By-Laws, as amended

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX AMERICAN RESOURCES CORPORATION

Date: February 1, 2013	By:	/s/ DOUGLAS L. BRUGGEMAN

		Name:	Douglas L. Bruggeman
		Title:	Vice President-Finance, Chief Financial Officer and Treasurer